BRITISH
COLUMBIA

Number: BC0951535

CERTIFICATE
OF
AMALGAMATION

BUSINESS CORPORATIONS ACT

I Hereby Certify that MERUS LABS INC., incorporation number BC0852146, and MERUS LABS INTERNATIONAL INC., incorporation number BC0927899 were amalgamated as one company under the name MERUS LABS INTERNATIONAL INC. on October 1, 2012 at 12:01 AM Pacific Time.

Issued under my hand at Victoria, British Columbia
On October 1, 2012

CAROL PREST
Registrar of Companies
Province of British Columbia
Canada

BRITISH COLUMBIA
BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
250 356-8626

Vertical Short Form Amalgamation Application

FORM 14
BUSINESS CORPORATIONS ACT
Section 275

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

CAROL PREST

FILING DETAILS:	*Amalgamation Application for:* **MERUS LABS INTERNATIONAL INC.**
	Incorporation Number: **BC0951535**
Filed Date and Time:	**September 28, 2012 02:17 PM Pacific Time**
Recognition Date and Time:	**October 1, 2012 12:01 AM Pacific Time as a result of an Amalgamation.**

AMALGAMATION APPLICATION

The amalgamated company will adopt as its Notice of Articles, the Notice of Articles of the amalgamating holding corporation, MERUS LABS INTERNATIONAL INC., Incorporation No. BC0927899.

AMALGAMATION EFFECTIVE DATE:

Specified Date and Time of Amalgamation: October 1, 2012 12:01 AM Pacific Time

AMALGAMATING CORPORATION(S) INFORMATION

Name of Amalgamating Corporation(s)	Incorporation Number in BC
MERUS LABS INC.	BC0852146
MERUS LABS INTERNATIONAL INC.	BC0927899

AMALGAMATION STATEMENT

This amalgamation has been effected without court approval. A copy of all of the required affidavits under section 277(1) have been obtained and the affidavit obtained from each amalgamating company has been deposited in that company's records office.